EXHIBIT 4.6


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                                     FORM OF

                               GUARANTEE AGREEMENT


                                     Between


                            FIRST STAR BANCORP, INC.
                                 (as Guarantor)


                                       and


                              BANKERS TRUST COMPANY
                                  (as Trustee)


                                   dated as of


                              ____________ __, 1999






================================================================================

                            FIRST STAR CAPITAL TRUST

            Certain Sections of this Guarantee Agreement relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

Trust Indenture                                                                 Guarantee Agreement
  Act Section                                                                          Section
---------------                                                                 -------------------

Section 310                  (a) (1)........................                              4.1 (a)
                             (a) (2)........................                              4.1 (a)
                             (a) (3)........................                              Not Applicable
                             (a) (4)........................                              Not Applicable
                             (b)............................                              2.8, 4.1 (c)
Section 311                  (a)............................                              Not Applicable
                             (b)............................                              Not Applicable
Section 312                  (a)............................                              2.2 (a)
                             (b)............................                              2.2 (b)
                             (c)............................                              Not Applicable
Section 313                  (a)............................                              2.3
                             (a) (4)........................                              2.3
                             (b)............................                              2.3
                             (c)............................                              2.3
                             (d)............................                              2.3
Section 314                  (a)............................                              2.4
                             (b)............................                              2.4
                             (c) (1)........................                              2.5
                             (c) (2)........................                              2.5
                             (c) (3)........................                              2.5
                             (e)............................                              1.1, 2.5, 3.2
Section 315                  (a)............................                              3.1 (d)
                             (b)............................                              2.7
                             (c)............................                              3.1 (c)
                             (d)............................                              3.1 (d)
                             (e)............................                              Not Applicable
Section 316                  (a)............................                              1.1, 2.6, 5.4
                             (a) (1) (A)....................                              5.4
                             (a) (1) (B)....................                              5.4
                             (a) (2)........................                              Not Applicable
                             (b)............................                              5.3
                             (c)............................                              Not Applicable
Section 317                  (a) (1)........................                              Not Applicable
                             (a) (2)........................                              Not Applicable
                             (b)............................                              Not Applicable
Section 318                  (a)............................                              2.1


Note:This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Guarantee Agreement.

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I.   DEFINITIONS

         Section 1.1.          Definitions............................................................            2

ARTICLE II.  TRUST INDENTURE ACT

         Section 2.1.          Trust Indenture Act; Application.......................................            5
         Section 2.2.          List of Holders........................................................            5
         Section 2.3.          Reports by the Guarantee Trustee.......................................            6
         Section 2.4.          Periodic Reports to the Guarantee Trustee..............................            6
         Section 2.5.          Evidence of Compliance with Conditions Precedent.......................            6
         Section 2.6.          Events of Default; Waiver..............................................            6
         Section 2.7.          Event of Default; Notice...............................................            7
         Section 2.8.          Conflicting Interests..................................................            7

ARTICLE III.   POWERS, DUTIES AND RIGHTS OF THE GUARANTEE TRUSTEE

         Section 3.1.          Powers and Duties of the Guarantee Trustee.............................            7
         Section 3.2.          Certain Rights of the Guarantee Trustee................................            9
         Section 3.3.          Indemnity..............................................................           10
         Section 3.4.          Expenses...............................................................           11

ARTICLE IV.    GUARANTEE TRUSTEE

         Section 4.1.          Guarantee Trustee; Eligibility.........................................           11
         Section 4.2.          Appointment, Removal and Resignation
                                    of the Guarantee Trustee..........................................           11

ARTICLE V.     GUARANTEE

         Section 5.1.          Guarantee..............................................................           12
         Section 5.2.          Waiver of Notice and Demand............................................           13
         Section 5.3.          Obligations Not Affected...............................................           13
         Section 5.4.          Rights of Holders......................................................           14
         Section 5.5.          Guarantee of Payment...................................................           14
         Section 5.6.          Subrogation............................................................           14
         Section 5.7.          Independent Obligations................................................           15

ARTICLE VI.   COVENANTS AND SUBORDINATION

         Section 6.1.          Subordination..........................................................           15
         Section 6.2.          Pari Passu Guarantees..................................................           15


                                                                                                               Page
                                                                                                               ----

ARTICLE VII.  TERMINATION

         Section 7.1.          Termination............................................................           15

ARTICLE VIII. MISCELLANEOUS

         Section 8.1.          Successors and Assigns.................................................           16
         Section 8.2.          Amendments.............................................................           16
         Section 8.3.          Notices................................................................           16
         Section 8.4.          Benefit................................................................           17
         Section 8.5.          Interpretation.........................................................           17
         Section 8.6.          Governing Law..........................................................           18
         Section 8.7.          Counterparts...........................................................           18



                               GUARANTEE AGREEMENT
                               -------------------


             This GUARANTEE AGREEMENT, dated as of ____________ __, 1999 (this "Guarantee Agreement") is executed and delivered by FIRST STAR BANCORP, INC., a Pennsylvania corporation (the "Guarantor"), having its principal office at 418 West Broad Street, Bethlehem, Pennsylvania 18018, and BANKERS TRUST COMPANY, a New York banking corporation, as trustee (the "Guarantee Trustee"), for the benefit of the Holders (as defined herein) from time to time of the Preferred Securities (as defined herein) of First Star Capital Trust, a Delaware statutory business trust (the "Issuer Trust").


             WHEREAS, pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of ____________ __, 1999, among First Star Bancorp, Inc., as Depositor, Bankers Trust Company, as Property Trustee (the "Property Trustee"), [and] Bankers Trust (Delaware), as Delaware Trustee (the "Delaware Trustee") (collectively, the "Issuer Trustees") [^], the Issuer Trust is issuing up to [^][[$12,000,000]] aggregate Liquidation Amount (as defined herein) of its [^] [Adjustable Rate] Preferred Securities, Liquidation Amount $10 per preferred security (the "Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of the Issuer Trust and having the terms set forth in the Trust Agreement;


             WHEREAS, the Preferred Securities will be issued by the Issuer Trust and the proceeds thereof, together with the proceeds from the issuance of the Issuer Trust's Common Securities (as defined herein), will be used to purchase the Junior Subordinated Debentures due ___________ __, 2029 (as defined in the Trust Agreement) (the "Junior Subordinated Debentures") of the Guarantor which will be deposited with Bankers Trust Company, as Property Trustee under the Trust Agreement, as trust assets; and

             WHEREAS, as incentive for the Holders to purchase the Preferred Securities the Guarantor desires irrevocably and unconditionally to agree, to the extent set forth herein, to pay to the Holders of the Preferred Securities the Guarantee Payments (as defined herein) and to make certain other payments on the terms and conditions set forth herein.

             NOW, THEREFORE, in consideration of the purchase of the Preferred Securities by each Holder, which purchase the Guarantor hereby acknowledges shall benefit the Guarantor, and intending to be legally bound hereby, the Guarantor executes and delivers this Guarantee Agreement for the benefit of the Holders from time to time of the Preferred Securities.

                             ARTICLE I. DEFINITIONS

             SECTION 1.1.   Definitions.

             As used in this Guarantee Agreement, the terms set forth below shall, unless the context otherwise requires, have the following meanings. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Trust Agreement as in effect on the date hereof.

           "Additional Amount" has the meaning specified in the Trust Agreement.

             "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

             "Delaware Trustee" shall have the meaning specified in the first recital of this Guarantee Agreement.

             "Common  Securities"  means  the  securities   representing  common
undivided beneficial interests in the assets of the Issuer Trust.


     ["Adjusted Interest Rate" has the meaning assigned in the Trust Agreement.]

             "Distributions" means preferential cumulative cash distributions accumulating from ____________ __, 1999 and payable quarterly in arrears on March 31, June 30, September 30, and December 31 of each year, commencing _____________ __, 1999, at the [^] [Initial Interest Rate] of the Liquidation Amount [or at the Adjusted Interest Rate of the Liquidation Amount, as the case may be].


             "Event of Default" means (a) a default by the Guarantor in any of its payment obligations under this Guarantee Agreement, or (b) a default by the Guarantor in any other obligation hereunder that remains unremedied for 30 days.

             "Guarantee Agreement" means this Guarantee Agreement, as modified, amended or supplemented from time to time.

             "Guarantee Payments" means the following payments or distributions, without duplication, with respect to the Preferred Securities, to the extent not paid or made by or on behalf of the Issuer Trust: (a) any accrued and unpaid Distributions (as defined in the Trust Agreement) required to be paid on the Preferred Securities, to the extent the Issuer Trust shall have funds on hand available therefor at such time, (b) the Redemption Price[^] with respect to the Preferred Securities called for redemption by the Issuer Trust to the extent that the Issuer Trust shall have funds on hand available therefor at such time, and (c) upon a voluntary or involuntary termination, winding-up or liquidation of the Issuer Trust, unless the Junior Subordinated Debentures are distributed to the Holders, the lesser of (i) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent the Issuer Trust shall have funds on hand available to make such payment at such time and (ii) the amount of assets of the Issuer Trust remaining available for distribution to Holders in liquidation of the Issuer Trust (in either case, the "Liquidation Distribution").


             "Guarantee Trustee" means Bankers Trust Company, until a Successor Guarantee Trustee has been appointed and has accepted such appointment pursuant to the terms of this Guarantee Agreement and thereafter means each such Successor Guarantee Trustee.

            "Guarantor" shall have the meaning specified in the preamble of this Guarantee Agreement.

             "Holder" means any holder, as registered on the books and records of the Issuer Trust, of any Preferred Securities; provided, however, that, in determining whether the holders of the requisite percentage of Preferred Securities have given any request, notice, consent or waiver hereunder, "Holder" shall not include the Guarantor, the Guarantee Trustee, or any Affiliate of the Guarantor or the Guarantee Trustee.


             "Indenture" means the Junior Subordinated Indenture dated as of __________ __, 1999, between First Star Bancorp, Inc. and Bankers Trust Company, as trustee, as [^] modified, amended or supplemented from time to time.

             ["Initial  Interest  Rate"  has  the  meaning  assigned  in     the
Trust Agreement.]


             "Issuer Trust" shall have the meaning specified in the preamble of this Guarantee Agreement.

             "Issuer Trustees" shall have the meaning specified in the first recital of this Guarantee Agreement.

             "Junior Subordinated Debentures" shall have the meaning specified in the first recital of this Guarantee Agreement.

             "Like Amount" means (a) with respect to a redemption of Preferred Securities, Preferred Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, the proceeds of which will be used to pay the Redemption Price of such Preferred Securities, (b) with respect to a distribution of Junior Subordinated Debentures to Holders of Preferred

Securities in connection with a dissolution or liquidation of the Issuer Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities of the Holder to whom such Junior Subordinated Debentures are distributed, and (c) with respect to any distribution of an Additional Amount to Holders of Preferred Securities, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Preferred Securities in respect of which such distribution is made.

             "Liquidation Amount" means the stated amount of $10 per Preferred Security.

             "Majority in Liquidation Amount of the Preferred Securities" means, except as provided by the Trust Indenture Act, Preferred Securities representing more than 50% of the aggregate Liquidation Amount of all then outstanding Preferred Securities issued by the Issuer Trust.

             "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chairman of the Board and Chief Executive Officer, President or a Vice President, and by the Chief Financial Officer, the Treasurer, an Associate Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person, and delivered to the Guarantee Trustee. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Guarantee Agreement shall include:

                      (a) a statement by each officer signing the Officers' Certificate that such officer has read the covenant or condition and the definitions relating thereto;

                      (b) a brief statement of the nature and scope of the examination or investigation undertaken by such officer in rendering the Officers' Certificate;

                      (c) a statement that such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                      (d) a statement as to whether, in the opinion of such officer, such condition or covenant has been complied with.

             "Person" means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated association, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

             "Preferred Securities" shall have the meaning specified in the first recital of this Guarantee Agreement.

             "Property Trustee" shall have the meaning specified in the first recital of this Guarantee Agreement.

             "Redemption Date" means, with respect to any Preferred Security to be redeemed, the date fixed for such redemption by or pursuant to the Trust Agreement; provided that each Junior Subordinated Debenture Redemption Date (as such term is defined in the Indenture) and the stated maturity of the Junior Subordinated Debentures shall be a Redemption Date for a Like Amount of Preferred Securities.

             "Redemption Price" shall have the meaning specified in the Trust Agreement.

             "Responsible Officer" means, when used with respect to the Guarantee Trustee, any officer assigned to the Corporate Trust Office, including any managing director, principal, vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Guarantee Trustee customarily performing functions similar to those performed by any of the above designated officers and having direct responsibility for the administration of this Guarantee Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

             "Senior Indebtedness" shall have the meaning specified in the Indenture.

             "Successor Guarantee Trustee" means a successor Guarantee Trustee possessing the qualifications to act as Guarantee Trustee under Section 4.1.

             "Trust Agreement" shall have the meaning specified in the recitals to this Guarantee Agreement.

             "Trust Indenture Act" means the Trust Indenture Act of 1939,as amended by the Trust Indenture Reform Act of 1990, or any successor statute, in each case as amended from time to time.

                         ARTICLE II. TRUST INDENTURE ACT

             SECTION 2.1.   Trust Indenture Act; Application.

             If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Guarantee Agreement, the provision of the Trust Indenture Act shall control. If any provision of this Guarantee Agreement modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Guarantee Agreement as so modified or excluded, as the case may be.

             SECTION 2.2.   List of Holders.

                      (a) The Guarantor will furnish or cause to be furnished to the Guarantee Trustee:

                              (i)  quarterly, not more than 15 days after  March
15, June 15, September 15 and December 15 in each year, a list, in such form as the Guarantee Trustee may reasonably require, of the names and addresses of the Holders as of such date; and

                              (ii)  at such other times as the Guarantee Trustee
may request in writing, within 30 days after the receipt by the Guarantor of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished.

                      (b)  The   Guarantee   Trustee   shall   comply  with  the
requirements of Section 312(b) of the Trust Indenture Act.

             SECTION 2.3.   Reports by the Guarantee Trustee.

             Within 60 days of January 31 of each year, commencing January 31, 2001, the Guarantee Trustee shall provide to the Holders such reports, if any, as are required by Section 313 of the Trust Indenture Act in the form and in the manner provided by Section 313 of the Trust Indenture Act. The Guarantee Trustee shall also comply with the requirements of Section 313(d) of the Trust Indenture Act.

             SECTION 2.4.   Periodic Reports to the Guarantee Trustee.


             The Guarantor shall provide to the Guarantee Trustee[^] and the Holders such documents, reports and information, if any, as required by Section 314 of the Trust Indenture Act and the compliance certificate required by
Section 314 of the Trust Indenture Act, in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.


             SECTION 2.5.   Evidence of Compliance with Conditions
                                   Precedent.

             The Guarantor shall provide to the Guarantee Trustee such evidence of compliance with such conditions precedent, if any, provided for in this Guarantee Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) may be given in the form of an Officers' Certificate.

             SECTION 2.6.   Events of Default; Waiver.

             The Holders of a Majority in Liquidation Amount of the Preferred Securities may, by vote, on behalf of the Holders, waive any past Event of Default and its consequences. Upon such waiver, any such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Guarantee Agreement, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent therefrom.

             SECTION 2.7.   Event of Default; Notice.

                      (a) The Guarantee Trustee shall, within 90 days after the occurrence of an Event of Default, transmit by mail, first class postage prepaid, to the Holders, notices of all Events of Default known to the Guarantee Trustee, unless such Events of Default have been cured before the giving of such notice; provided that, except in the case of a default in the payment of a Guarantee Payment, the Guarantee Trustee shall be protected in withholding such notice if and so long as the Board of Directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Guarantee Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

                      (b) The Guarantee Trustee shall not be deemed to have knowledge of any Event of Default unless (i) a Responsible Officer charged with the administration of this Guarantee Agreement shall have received written notice of such Event of Default, or (ii) a Responsible Officer of the Guarantee Trustee charged with administration of the Trust Agreement shall have obtained actual knowledge thereof.

             SECTION 2.8.   Conflicting Interests.


             The Trust Agreement shall be deemed to be specifically described in this Guarantee Agreement for the purposes of clause (i) of the first [^] [provision] contained in Section 310(b) of the Trust Indenture Act.


                  ARTICLE III. POWERS, DUTIES AND RIGHTS OF THE
                                    GUARANTEE TRUSTEE

             SECTION 3.1.   Powers and Duties of the Guarantee Trustee.

                      (a) This Guarantee Agreement shall be held by the Guarantee Trustee for the benefit of the Holders, and the Guarantee Trustee shall not transfer this Guarantee Agreement to any Person except to a Holder exercising his or her rights pursuant to Section 5.4(d) or to a Successor Guarantee Trustee on acceptance by such Successor Guarantee Trustee of its appointment to act as Successor Guarantee Trustee hereunder. The right, title and interest of the Guarantee Trustee, as such, hereunder shall automatically vest in any Successor Guarantee

Trustee, upon acceptance by such Successor Guarantee Trustee of its appointment hereunder, and such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to the appointment of such Successor Guarantee Trustee.

                      (b) If an Event of Default has occurred and is continuing, the Guarantee Trustee shall enforce this Guarantee Agreement for the benefit of the Holders.

                      (c) The Guarantee Trustee, before the occurrence of any Event of Default and after the curing of all Events of Default that may have occurred, shall be obligated to perform only such duties as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1), and no implied covenants shall be read into this Guarantee Agreement against the Guarantee Trustee. If an Event of Default has occurred (that has not been cured or waived pursuant to Section 2.6), the Guarantee Trustee shall exercise such of the rights and powers vested in it by this Guarantee Agreement, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                      (d) No provision of this Guarantee Agreement shall be construed to relieve the Guarantee Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misconduct, except that:

                            (i)  prior to the occurrence of any Event of Default
and after the curing or waiving of all such Events of Default that may have occurred:

                                       (A) the  duties  and  obligations  of the
Guarantee Trustee shall be determined solely by the express provisions of this Guarantee Agreement (including pursuant to Section 2.1), and the Guarantee Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Guarantee Agreement (including pursuant to Section 2.1); and

                                       (B)  in  the  absence of bad faith on the
part of the Guarantee Trustee, the Guarantee Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Guarantee Trustee and conforming to the requirements of this Guarantee Agreement;

                              (ii) the Guarantee Trustee shall not be liable for
any error of judgment made in good faith by a Responsible Officer of the Guarantee Trustee, unless it shall be proved that the Guarantee Trustee was negligent in ascertaining the pertinent facts upon which such judgment was made;

                              (iii)  the Guarantee Trustee shall  not  be liable
with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the

Holders of not less than a Majority in Liquidation Amount of the Preferred Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee, or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and

                              (iv)  no  provision  of this  Guarantee  Agreement
shall require the Guarantee Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if the Guarantee Trustee shall have reasonable grounds for believing that the repayment of such funds or liability is not assured to it under the terms of this Guarantee Agreement or adequate indemnity against such risk or liability is not reasonably assured to it.

             SECTION 3.2.   Certain Rights of the Guarantee Trustee.

                      (a)  Subject to the provisions of Section 3.1:

                              (i) the Guarantee  Trustee may  conclusively  rely
and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

                              (ii)  any   direction  or  act  of  the  Guarantor
contemplated by this Guarantee Agreement shall be sufficiently evidenced by an Officers' Certificate unless otherwise prescribed herein.

                              (iii)  whenever,  in the  administration  of  this
Guarantee Agreement, the Guarantee Trustee shall deem it desirable that a matter be proved or established before taking, suffering or omitting to take any action hereunder, the Guarantee Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, request and conclusively rely upon an Officers' Certificate which, upon receipt of such request from the Guarantee Trustee, shall be promptly delivered by the Guarantor.

                              (iv) the Guarantee  Trustee may consult with legal
counsel, and the written advice or opinion of such legal counsel with respect to legal matters shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or opinion. Such legal counsel may be legal counsel to the Guarantor or any of its Affiliates and may be one of its employees. The Guarantee Trustee shall have the right at any time to seek instructions concerning the administration of this Guarantee Agreement from any court of competent jurisdiction.

                              (v)   the  Guarantee  Trustee  shall  be  under no
obligation to exercise any of the rights or powers vested in it by this Guarantee Agreement at the request or direction of any Holder, unless such Holder shall have provided to the Guarantee Trustee such security and indemnity as would satisfy a reasonable person in the position of the Guarantee Trustee, against the costs, expenses (including attorneys' fees and expenses) and liabilities that might be incurred by it in complying with such request or direction, including such reasonable advances as may be requested by the Guarantee Trustee; provided, however, that nothing herein shall relieve the Guarantee Trustee of its obligations upon the occurrence of an Event of Default that has not been cured or waived to exercise the rights and powers vested in the Guarantee Trustee by this Guarantee, and to use the same degree of care and skill in exercising such rights and powers as a reasonably prudent person would use under the circumstances in the conduct of his own affairs.

                              (vi) the  Guarantee  Trustee shall not be bound to
make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Guarantee Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                              (vii) the Guarantee Trustee may execute any of the
trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, and the Guarantee Trustee shall not be responsible for any negligence or willful misconduct on the part of any such agent or attorney appointed with due care by it hereunder. Nothing herein shall be construed as limiting or restricting the right of the Guarantor to bring any action directly against any agent or attorney appointed by the Guarantee Trustee for any negligence or willful misconduct on the part of such agent or attorney.

                              (viii)  whenever  in the  administration  of  this
Guarantee Agreement the Guarantee Trustee shall deem it desirable to receive instructions with respect to enforcing any remedy or right or taking any other action hereunder, the Guarantee Trustee (A) may request instructions from the Holders, (B) may refrain from enforcing such remedy or right or taking such other action until such instructions are received and (C) shall be fully protected in acting in accordance with such instructions.

                      (b) No provision of this Guarantee Agreement shall be deemed to impose any duty or obligation on the Guarantee Trustee to perform any act or acts or exercise any right, power, duty or obligation conferred or imposed on it in any jurisdiction in which it shall be illegal, or in which the Guarantee Trustee shall be unqualified or incompetent in accordance with applicable law, to perform any such act or acts or to exercise any such right, power, duty or obligation. No permissive power or authority available to the Guarantee Trustee shall be construed to be a duty to act in accordance with such power and authority.

             SECTION 3.3.   Indemnity.

             The Guarantor agrees to indemnify the Guarantee Trustee (which, for purposes of this Section 3.3 shall include its directors, officers, employees and agents) for, and to hold the Guarantee Trustee harmless against, any loss, liability or expense, including reasonable attorney fees and expenses, incurred without negligence, willful misconduct or bad faith on the part of the Guarantee Trustee, arising out of or in connection with the acceptance or administration of this Guarantee Agreement, including the reasonable costs and expenses of defending against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

             SECTION 3.4.   Expenses.

             The Guarantor shall promptly reimburse the Guarantee Trustee for its reasonable expenses and costs (including reasonable attorneys' or agents' fees and expenses) incurred in connection with the performance of its duties hereunder.

                          ARTICLE IV. GUARANTEE TRUSTEE

             SECTION 4.1.   Guarantee Trustee; Eligibility.

                      (a) There shall at all times be a Guarantee Trustee which shall:

                              (i)  not be an Affiliate of the Guarantor; and

                              (ii)  be a Person that is eligible pursuant to the
Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000, and shall be a corporation meeting the requirements of
Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the supervising or examining authority, then, for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

                      (b) If at any time the Guarantee Trustee shall cease to be eligible to so act under Section 4.1(a), the Guarantee Trustee shall immediately resign in the manner and with the effect set out in Section 4.2(b).

                      (c) If the Guarantee Trustee has or shall acquire any "conflicting interest" within the meaning of Section 310(b) of the Trust Indenture Act, the Guarantee Trustee and Guarantor shall in all respects comply with the provisions of Section 310(b) of the Trust Indenture Act.

             SECTION 4.2.   Appointment, Removal and Resignation of the
                                   Guarantee Trustee.

                      (a) No resignation or removal of the Guarantee Trustee and no appointment of a Successor Guarantee Trustee pursuant to this Article IV shall become effective until the acceptance of appointment by the Successor Guarantee Trustee by written instrument executed by the Successor Guarantee Trustee and delivered to the Holders and the Guarantee Trustee.

                      (b) Subject to Section 4.2(a), a Guarantee Trustee may resign at any time by giving written notice thereof to the Holders. The Guarantee Trustee shall appoint a successor by requesting from at least three Persons meeting the eligibility requirements such Person's expenses and charges to serve as the Guarantee Trustee, and selecting the Person who agrees to the lowest expenses and charges. If the instrument of acceptance by the Successor Guarantee Trustee shall not have been delivered to the Guarantee Trustee within 60 days after the giving of such notice of resignation, the Guarantee Trustee may petition, at the expense of the Guarantor, any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                      (c) The Guarantee Trustee may be removed for cause at any time by Act (within the meaning of Section 6.8 of the Trust Agreement) of the Holders of at least a Majority in Liquidation Amount of the Preferred Securities, delivered to the Guarantee Trustee.

                      (d) If a resigning Guarantee Trustee shall fail to appoint a successor, or if a Guarantee Trustee shall be removed or become incapable of acting as Guarantee Trustee, or if any vacancy shall occur in the office of any Guarantee Trustee for any cause, the Holders of the Preferred Securities, by Act of the Holders of record of not less than 25% in aggregate Liquidation Amount of the Preferred Securities then outstanding delivered to such Guarantee Trustee, shall promptly appoint a successor Guarantee Trustee. If no Successor Guarantee Trustee shall have been so appointed by the Holders of the Preferred Securities and such appointment accepted by the Successor Guarantee Trustee, any Holder, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a Successor Guarantee Trustee.

                              ARTICLE V. GUARANTEE

             SECTION 5.1.   Guarantee.

             The Guarantor irrevocably and unconditionally agrees to pay in full on a subordinated basis as set forth in Section 6.1 hereof to the Holders the Guarantee Payments (without duplication of amounts theretofore paid by or on behalf of the Issuer Trust), as and when due, regardless of any defense, right of set-off or counterclaim which the Issuer Trust may have or assert, except the defense of payment. The Guarantor's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Guarantor to the Holders or by causing the Issuer Trust to pay such amounts to the Holders. The Guarantor shall give prompt written notice to the Guarantee Trustee in the event it makes any direct payment hereunder.

             SECTION 5.2.   Waiver of Notice and Demand.

             The Guarantor hereby waives notice of acceptance of the Guarantee Agreement and of any liability to which it applies or may apply, presentment, demand for payment, any right to require a proceeding first against the Guarantee Trustee, the Issuer Trust or any other Person before proceeding against the Guarantor, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

             SECTION 5.3.   Obligations Not Affected.

             The obligations, covenants, agreements and duties of the Guarantor under this Guarantee Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

                   (a) the release or waiver, by operation of law or otherwise, of the performance or observance by the Issuer Trust of any express or implied agreement, covenant, term or condition relating to the Preferred Securities to be performed or observed by the Issuer Trust;

                   (b) the extension of time for the payment by the Issuer Trust of all or any portion of the Distributions (other than an extension of time for payment of Distributions that results from the extension of any interest payment period on the Junior Subordinated Debentures as so provided in the Indenture), Redemption Price, Liquidation Distribution or any other sums payable under the terms of the Preferred Securities or the extension of time for the performance of any other obligation under, arising out of, or in connection with, the Preferred Securities;

                      (c) any failure, omission, delay or lack of diligence on the part of the Holders to enforce, assert or exercise any right, privilege, power or remedy conferred on the

Holders pursuant to the terms of the Preferred Securities, or any action on the part of the Issuer Trust granting indulgence or extension of any kind;

                      (d) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt of, or other similar proceedings affecting, the Issuer Trust or any of the assets of the Issuer Trust;

                      (e) any invalidity of, or defect or deficiency in, the Preferred Securities;

                      (f)  the   settlement  or  compromise  of  any  obligation
guaranteed hereby or hereby incurred; or

                      (g) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a guarantor (other than payment of the underlying obligation), it being the intent of this Section 5.3 that the obligations of the Guarantor hereunder shall be absolute and unconditional under any and all circumstances.

             There shall be no obligation of the Holders to give notice to, or obtain the consent of, the Guarantor with respect to the happening of any of the foregoing.

             SECTION 5.4.   Rights of Holders.

             The Guarantor expressly acknowledges that: (a) this Guarantee Agreement will be deposited with the Guarantee Trustee to be held for the benefit of the Holders; (b) the Guarantee Trustee has the right to enforce this Guarantee Agreement on behalf of the Holders; (c) the Holders of a Majority in Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of this Guarantee Agreement or exercising any trust or power conferred upon the Guarantee Trustee under this Guarantee Agreement; and (d) any Holder may institute a legal proceeding directly against the Guarantor to enforce its rights under this Guarantee Agreement, without first instituting a legal proceeding against the Guarantee Trustee, the Issuer Trust or any other Person.

             SECTION 5.5.   Guarantee of Payment.

             This Guarantee Agreement creates a guarantee of payment and not of collection. This Guarantee Agreement will not be discharged except by payment of the Guarantee Payments in full (without duplication of amounts theretofore paid by the Issuer Trust) or upon the distribution of Junior Subordinated Debentures to Holders as provided in the Trust Agreement.

             SECTION 5.6.   Subrogation.

             The Guarantor shall be subrogated to all rights (if any) of the Holders against the Issuer Trust in respect of any amounts paid to the Holders by the Guarantor under this Guarantee Agreement; provided, however, that the Guarantor shall not (except to the extent required by mandatory provisions of law) be entitled to enforce or exercise any rights which it may acquire by way of subrogation or any indemnity, reimbursement or other agreement, in all cases as a result of payment under this Guarantee Agreement, if at the time of any such payment, any amounts are due and unpaid under this Guarantee Agreement. If any amount shall be paid to the Guarantor in violation of the preceding sentence, the Guarantor agrees to hold such amount in trust for the Holders and to pay over such amount to the Holders.

             SECTION 5.7.   Independent Obligations.

             The Guarantor acknowledges that its obligations hereunder are independent of the obligations of the Issuer Trust with respect to the Preferred Securities and that the Guarantor shall be liable as principal and as debtor hereunder to make Guarantee Payments pursuant to the terms of this Guarantee Agreement notwithstanding the occurrence of any event referred to in subsections
(a) through (g), inclusive, of Section 5.3 hereof.

                     ARTICLE VI. COVENANTS AND SUBORDINATION

             SECTION 6.1.   Subordination.

             This Guarantee Agreement will constitute an unsecured obligation of the Guarantor and will rank subordinate and junior in right of payment to all Senior Indebtedness of the Guarantor to the extent and in the manner set forth in the Indenture with respect to the Junior Subordinated Debentures, and the provisions of Article XIII of the Indenture will apply, mutatis mutandis, to the obligations of the Guarantor hereunder. The obligations of the Guarantor hereunder do not constitute Senior Indebtedness of the Guarantor.

             SECTION 6.2.   Pari Passu Guarantees.

             The obligations of the Guarantor under this Guarantee Agreement shall rank pari passu with any similar guarantee agreements issued by the Guarantor on behalf of the holders of preferred or capital securities issued by the Issuer Trust and with any other security, guarantee or other obligation that is expressly stated to rank pari passu with the obligations of the Guarantor under this Guarantee Agreement.

                            ARTICLE VII. TERMINATION

             SECTION 7.1.   Termination.

             This Guarantee Agreement shall terminate and be of no further force and effect upon (a) full payment of the Redemption Price of all Preferred Securities, (b) the distribution of Junior Subordinated Debentures to the Holders in exchange for all of the Preferred Securities or (c) full payment of the amounts payable in accordance with Article IX of the Trust Agreement upon liquidation of the Issuer Trust. Notwithstanding the foregoing, this Guarantee Agreement will continue to be effective or will be reinstated, as the case may be, if at any time any Holder is required to repay any sums paid with respect to the Preferred Securities or this Guarantee Agreement.

                           ARTICLE VIII. MISCELLANEOUS

             SECTION 8.1.   Successors and Assigns.

             All guarantees and agreements contained in this Guarantee Agreement shall bind the successors, assigns, receivers, trustees and representatives of the Guarantor and shall inure to the benefit of the Holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving the Guarantor that is permitted under Article VIII of the Indenture and pursuant to which the assignee agrees in writing to perform the Guarantor's obligations hereunder, the Guarantor shall not assign its obligations hereunder, and any purported assignment that is not in accordance with these provisions shall be void.

             SECTION 8.2.   Amendments.

             Except with respect to any changes that do not materially adversely affect the rights of the Holders (in which case no consent of the Holders will be required), this Guarantee Agreement may only be amended with the prior approval of the Holders of not less than a Majority in Liquidation Amount of the Preferred Securities. The provisions of Article VI of the Trust Agreement concerning meetings of the Holders shall apply to the giving of such approval.

             SECTION 8.3.   Notices.

             Any notice, request or other communication required or permitted to be given hereunder shall be in writing, duly signed by the party giving such notice, and delivered, telecopied (confirmed by delivery of the original) or mailed by first class mail as follows:

                      (a) if given to the Guarantor, to the address or telecopy number set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantor may give notice to the Holders:

                      First Star Bancorp, Inc.
                      418 West Broad Street
                      Bethlehem, Pennsylvania 18018
                      Facsimile No.:  (610) 691-5658
                      Attention:  Office of the Secretary

                      (b) if given to the Issuer Trust, in care of the Guarantee Trustee, at the Issuer Trust's (and the Guarantee Trustee's) address set forth below or such other address or telecopy number or to the attention of such other Person as the Guarantee Trustee on behalf of the Issuer Trust may give notice to the Holders:

                      c/o First Star Bancorp, Inc.
                      418 West Broad Street
                      Bethlehem, Pennsylvania 18018
                      Facsimile No.:  (610) 691-5658
                      Attention:  Office of the Secretary

                      with a copy to:

                      Bankers Trust Company
                      Four Albany Street - 4th Floor
                      New York, New York  10006
                      Facsimile No.:  (212) 250-6392
                      Attention:  Corporate Trust and Agency Services

                      (c) if given to the Guarantee Trustee:

                      Bankers Trust Company
                      Four Albany Street - 4th Floor
                      New York, New York  10006
                      Facsimile No.: (212) 250-6392
                      Attention:  Corporate Trust and Agency Services

                      (d) if given to any Holder, at the address set forth on the books and records of the Issuer Trust.

             All notices hereunder shall be deemed to have been given when received in person, telecopied with receipt confirmed, or mailed by first class mail, postage prepaid, except that if a notice or other document is refused delivery or cannot be delivered because of a changed address of which no notice was given, such notice or other document shall be deemed to have been delivered on the date of such refusal or inability to deliver.

             SECTION 8.4.   Benefit.

             This Guarantee Agreement is solely for the benefit of the Holders and is not separately transferable from the Preferred Securities.

             SECTION 8.5.   Interpretation.

             In this Guarantee Agreement, unless the context otherwise requires:

                      (a) capitalized terms used in this Guarantee Agreement but not defined in the preamble hereto have the respective meanings assigned to them in Section 1.1;

                      (b) a term defined anywhere in this Guarantee Agreement has the same meaning throughout;

                      (c) all references to "the Guarantee Agreement" or "this Guarantee Agreement" are to this Guarantee Agreement as modified, supplemented or amended from time to time;

                      (d) all references in this Guarantee Agreement to Articles and Sections are to Articles and Sections of this Guarantee Agreement unless otherwise specified;

                      (e) a term defined in the Trust Indenture Act has the same meaning when used in this Guarantee Agreement unless otherwise defined in this Guarantee Agreement or unless the context otherwise requires;

                      (f) a reference to the singular includes the plural and vice versa; and

                      (g) the masculine, feminine or neuter genders used herein shall include the masculine, feminine and neuter genders.

             SECTION 8.6.   Governing Law.

             THIS GUARANTEE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

             SECTION 8.7.   Counterparts.

             This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                    [SIGNATURES APPEAR ON THE FOLLOWING PAGE]

THIS GUARANTEE AGREEMENT is executed as of the day and year first above written.


                                           FIRST STAR BANCORP, INC.



                                           By:____________________________
                                              Name:
                                              Title:



                                           BANKERS TRUST COMPANY,
                                           as Guarantee Trustee
                                           and not in its individual
                                              capacity



                                           By:____________________________
                                              Name:
                                              Title: